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                                                                   EXHIBIT 99(O)

                            AMENDMENT NUMBER THREE
                                    TO THE
                           BW/IP INTERNATIONAL, INC.
                                RETIREMENT PLAN
                (as amended and restated as of January 1, 1993)


          The BW/IP International, Inc. Retirement Plan, as amended and restated as of January 1, 1993 (the "Plan"), is hereby further amended as follows:

1.   Earnings
     --------

          The definition of "Earnings" set forth in Section 2 of the Plan is amended by deleting the first two sentences thereof in their entirety and substituting in lieu thereof the following:

     "Earnings. With respect to any Employee, Earnings for a Plan Year means the
     ---------
     total wages or earnings received by the Employee for services rendered by him to the Company and Affiliated Companies during the calendar year ending in the Plan Year, as reported on Internal Revenue Service Form W-2, including the amount of any performance bonus actually paid to such Participant during such Plan Year but excluding any payment, allowance, bonus or premium determined or paid solely by reason of the location at which the services were rendered to the Employer, any payment which is not considered compensation for services rendered and any amounts paid in a form other than cash."


2.   Normal Retirement Pension
     -------------------------

          Section 5.01 of the Plan is amended by adding the following to the end thereof:

     "Notwithstanding the foregoing, but continued subject to Sections 5.05, 5.06, 5.07 and 12, a Participant's Normal Retirement Pension under the Plan at any time after December 31, 1993 will be equal to the greater of (a) or
     (b) below:

     (a)  the sum of (1) and (2) below:

          (1) the Participant's Normal Retirement Benefit, determined under the Plan as of December 31, 1993

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               (determined without regard to the $150,000 limit on Compensation described in the definition of Compensation set forth in Section 2, but after application of the limitation on the maximum amount of Compensation permitted to be taken into account under the Plan pursuant to Code Section 401(a)(17) immediately prior to the adoption of the $150,000 limit, where applicable),

          (2) the Participant's Normal Retirement Pension based all periods of Credited Service and Continuous Service, as applicable, otherwise taken into account in determining his Normal Retirement Pension earned after December 31, 1993 (determined by applying the $150,000 limit on Compensation to all years, whether before 1994 or after 1993),

     (b) the Participant's Normal Retirement Pension based on all periods of Credited Service and Continuous Service, as applicable, otherwise taken into account in determining his Normal Retirement Pension (whether completed before 1994 or after 1993) and determined by applying the $150,000 limit on Compensation to all years (whether before 1994 or after 1993).

          In no event shall a Participant's Normal Retirement Pension be less than the Participant's Normal Retirement Pension on the date immediately preceding the date on which any Plan provision that affects accrued benefits is amended."



3.   Ratification and Reaffirmation
     ------------------------------

          Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

4.   Effective Date
     --------------

          This Amendment Number Three to the Plan as restated shall be effective as of January 1, 1994, except as to paragraph 1 hereof which shall be effective as of January 1, 1987.

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          IN WITNESS WHEREOF, the Company maintaining the Plan has caused this
Amendment Number Three to be executed as of the 11 day of January 1995.
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                                                   BW/IP International, Inc.


                                                   By /s/ D.G. Taylor
                                                      --------------------------

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